UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2024

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave Bld D200 Tallahassee, Florida		82801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

ARAX Holdings Corp. Partners with Tuzla Municipality for

Smart City Project

On May 24, 2024 – ARAX Holdings Corp. entered into a material Private Public Partnership with the Tuzla Municipality in Romania for the development of a Smart City project. With the approval of the project phases, ARAX Holdings Corp. and the Tuzla Municipality will begin the detailed implementation of planning, feasibility studies, and the pilot deployment of intelligent street lighting systems integrated with Lunaº Mesh and ARAX BaaP technologies. The workgroup will include representatives from Tuzla Municipality, ARAX's technical team, and a Tuzla-based contractor for the commissioning and maintenance of equipment. Together, the partnership will develop a detailed project plan encompassing the three phases outlined in ARAX's Blueprint Proposal. This ambitious project, focusing on Intelligent Street Lights and Lunaº Mesh for Sustainable Urban Development, will be executed as follows:

Project Overview

The Tuzla Private Public Partnership Smart City project will leverage ARAX’s innovative Blockchain as a Platform (BaaP) and Decentralized Physical Infrastructure Network (DePIN) solutions to enhance urban management and citizen services. The project is designed to be implemented in three phases:

1. Planning and Feasibility Workgroup

●	Stakeholder Engagement: Collaborate with key stakeholders, including local government, utility providers, and community representatives, to ensure a comprehensive understanding of Tuzla’s needs.
●	Needs Assessment: Conduct detailed assessments to identify specific requirements for the integration of intelligent streetlights and other smart city solutions.
●	Technical Feasibility: Analyze existing infrastructure and network coverage to establish a scalable and robust technical architecture tailored to Tuzla’s urban landscape.

2. Pilot Deployment

●	Lunaº Mesh Integration: Implement Lunaº Mesh protocols for enhanced connectivity and peer-to-peer communication, providing a decentralized and efficient network infrastructure.
●	Intelligent Streetlights: Deploy intelligent streetlights equipped with ARAX BaaP for decentralized management and real-time data analytics.
●	Blockchain and AI: Utilize blockchain technology for secure operations and smart contracts alongside advanced AI capabilities for data-driven decision-making.
●	Decentralized Storage and Data Management: Lunaº Mesh’s decentralized storage will be utilized for safe keeping, securing and storing of collected data which is linked to ARAX’s BaaP and Dashboard system to view, feed and manage all collected data.

3. Expansion and Integration

●	Logistic Tracking: Implement solutions for tracking logistics using Lunaº Mesh to ensure secure communication.
●	Smart Buildings and Healthcare: Integrate smart building solutions and enhance healthcare services with blockchain-based health record management and IoT-driven applications.
●	Comprehensive Urban Management: Expand smart city infrastructure to include connected dumpsters, smart parking, gas tank monitoring, and more, underpinned by ARAX’s secure and decentralized platform.

Tuzla Municipality’s Commitment

The Tuzla Municipality has expressed its commitment to this transformative project, emphasizing the importance of sustainability, efficiency, and innovation in urban development. In a letter from the Mayor of Tuzla, the municipality confirmed its readiness to collaborate closely with ARAX’s technical team and local stakeholders to ensure the successful implementation of the project’s phases.

This initiative marks a significant milestone in our journey towards becoming a model smart city.

Contact Information

For more information about ARAX Holdings Corp. and our innovative solutions, please visit our website at www.arax.com.

Contact:

ARAX Holdings Corp.

820 E Park Ave Bldg. D200

Tallahassee, FL 32301

info@arax.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer

Dated: May 24, 2024